Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES

FIRST-QUARTER 2008 EARNINGS

Contacts: Melissa Plaisance (925) 467-3136

Julie Hong (925) 467-3832

Pleasanton, CA – April 24, 2008

Results From Operations

Safeway Inc. today reported net income of $193.4 million ($0.44 per diluted share) for the first quarter of 2008 compared to net income of $174.4 million ($0.39 per diluted share) in the first quarter of 2007.

Sales and Other Revenue

Total sales increased 7.3% to $10.0 billion in the first quarter of 2008 compared to $9.3 billion in the first quarter of 2007. Contributions from Lifestyle stores, an increase in the Canadian dollar exchange rate and higher fuel sales drove this increase. Identical-store sales increased 4.5% in the first quarter of 2008. Excluding fuel, identical-store sales increased 2.9%. Easter holiday sales occurred in the first quarter of this year compared to the second quarter of last year. When adjusted for the estimated impact of the Easter holiday shift, non-fuel, identical-store sales increased 2.0%.

“We are pleased with our earnings performance in the first quarter of 2008,” said Steve Burd, Chairman, President and CEO. “Our earnings per share grew by 13% compared to the first quarter of 2007. Part of this growth was due to the shift in the Easter holiday. In addition, our efforts to reduce and control costs contributed to operating margin improvement. At the same time, we invested in lower prices to improve our competitiveness and enhance our consumer offering. We remain confident in our ability to deliver earnings per share growth in the 13-18% range for this 53-week year.”

Gross Profit

Gross profit declined 50 basis points to 28.79% of sales in the first quarter of 2008 compared to 29.29% of sales in the first quarter of 2007. Higher fuel sales (which have a lower gross margin) reduced gross profit by 38 basis points. The remaining 12 basis- point decline is the result of investments in price, partly offset by improved shrink and lower advertising expense.

Operating and Administrative Expense

Operating and administrative expense improved 65 basis points to 24.77% of sales in the first quarter of 2008 from 25.42% of sales in the first quarter of 2007. Higher fuel sales in 2008 reduced operating and administrative expense by 29 basis points. The remaining 36 basis point decline was the result of reduced employee costs, partly offset by a labor settlement in Alberta, Canada, and higher utility and occupancy costs.

Interest Expense

Interest expense declined slightly to $84.5 million in the first quarter of 2008 from $89.6 million in the first quarter of 2007 due to a combination of lower interest rates and lower average borrowings.

Other (Loss) Income, Net

Other income declined to a loss of $0.4 million in the first quarter of 2008 from $6.8 million income in the first quarter of 2007 due primarily to lower results at Casa Ley, Safeway’s unconsolidated affiliate.

Income Tax Expense

Income tax expense was $123.6 million, or 39.0% of pre-tax income in the first quarter of 2008. Income tax expense in the first quarter of 2007 was $103.8 million, or 37.3% of pre-tax income.

Stock Repurchases

During the first quarter of 2008, Safeway purchased 2.5 million shares of its common stock at an average price of $29.70 per share and a total cost of $74.1 million (including commissions). The remaining board authorization for stock repurchases at quarter-end was $447.0 million.

Capital Expenditures

Safeway invested $373.1 million in capital expenditures in the first quarter of 2008. The company opened one new Lifestyle store, completed 22 Lifestyle remodels and closed four stores. For the year, the company expects to spend $1.70 to $1.75 billion in capital expenditures, open 20 to 25 new Lifestyle stores and complete 250 to 255 Lifestyle remodels.

Cash Flow

Net cash flow used by operating activities was $41.2 million in the first quarter of 2008 compared to net cash flow from operating activities of $19.1 million in the first quarter of 2007.

Net cash flow used by investing activities was $370.7 million in the first quarter of 2008 compared to $391.7 million in the first quarter of 2007.

Net cash flow provided by financing activities was $352.9 million in the first quarter of 2008 compared to $305.7 million in the first quarter of 2007 primarily due to increased borrowings, partly offset by stock repurchases.

Guidance

Safeway confirmed guidance for 2008 (a 53-week year) of $2.25 to $2.35 diluted earnings per share and free cash flow of $500 million to $700 million. Safeway revised guidance for identical-store sales growth, excluding fuel, from a range of 3.0% to 3.2% to a range of 2.0% to 2.3%.

About Safeway

Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,740 stores in the United States and Canada. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call

Safeway’s investor conference call discussing first-quarter results will be broadcast live over the Internet at www.safeway.com/investor_relations at 8:00 AM PDT April 24, 2008. Click on Webcast Events to access the live call. An on-demand webcast of the conference call will also be available for approximately one week following the live call.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, earnings per share growth, estimates of diluted earnings per share, identical-store sales, capital expenditures, free cash flow, financial and operating results, and Lifestyle stores. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “confident,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation, consumer spending levels, currency valuations, population, employment and job growth in our markets; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to improve corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for new business ventures including Blackhawk Network Holdings, Inc. (“Blackhawk”); legislative, regulatory, tax or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions; performance in new business ventures or other opportunities that we pursue, including Blackhawk; the capital investment in and financial results from our Lifestyle stores; the rate of return on our pension assets; and the availability and terms of financing. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per-share amounts)

(Unaudited)

	12 Weeks Ended March 22, 2008	12 Weeks Ended March 24, 2007
Sales and other revenue	$9,998.8	$9,321.8
Cost of goods sold	(7,120.5)	(6,591.2)

Gross profit	2,878.3	2,730.6
Operating and administrative expense	(2,476.4)	(2,369.6)

Operating profit	401.9	361.0
Interest expense	(84.5)	(89.6)
Other (loss) income, net	(0.4)	6.8

Income before income taxes	317.0	278.2
Income taxes	(123.6)	(103.8)

Net income	$193.4	$174.4

Basic earnings per share	$0.44	$0.40

Diluted earnings per share	$0.44	$0.39

Weighted average shares outstanding:
Basic	439.4	440.3

Diluted	442.9	446.4

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per-share amounts)

(Unaudited)

	March 22, 2008	Year-end 2007
ASSETS
Current assets:
Cash and equivalents	$216.9	$277.8
Receivables	427.9	577.9
Merchandise inventories	2,714.7	2,797.8
Prepaid expense and other current assets	320.5	354.0

Total current assets	3,680.0	4,007.5

Total property, net	10,570.4	10,622.0
Goodwill	2,404.3	2,406.3
Prepaid pension costs	66.3	73.2
Investment in unconsolidated affiliate	213.2	216.0
Other assets	322.9	326.0

Total assets	$17,257.1	$17,651.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of notes and debentures	$1,248.2	$954.9
Current obligations under capital leases	44.2	42.5
Accounts payable	2,085.2	2,825.4
Accrued salaries and wages	408.2	506.7
Deferred income taxes	88.0	88.0
Other accrued liabilities	634.9	718.9

Total current liabilities	4,508.7	5,136.4

Long-term debt:
Notes and debentures	4,248.8	4,093.5
Obligations under capital leases	553.5	564.2

Total long-term debt	4,802.3	4,657.7
Deferred income taxes	261.6	254.7
Pension and postretirement benefit obligations	226.4	236.7
Accrued claims and other liabilities	665.3	663.7

Total liabilities	10,464.3	10,949.2
Stockholders’ equity
Common stock: par value $0.01 per share;
1,500 shares authorized; 589.6 and 589.3 shares issued	5.9	5.9
Additional paid-in capital	4,061.5	4,038.2
Treasury stock at cost; 151.7 and 149.2 shares	(4,492.3)	(4,418.0)
Accumulated other comprehensive income	225.0	246.2
Retained earnings	6,992.7	6,829.5

Total stockholders’ equity	6,792.8	6,701.8

Total liabilities and stockholders’ equity	$17,257.1	$17,651.0

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	12 Weeks Ended
	March 22, 2008	March 24, 2007
OPERATING ACTIVITIES
Net income	$193.4	$174.4
Reconciliation to net cash flow from operating activities:
Depreciation and amortization	251.9	235.7
Property impairment charges	12.9	6.0
Stock-based employee compensation	14.0	11.1
Excess tax benefit from exercise of stock options	(0.4)	(3.2)
LIFO expense	5.4	2.3
Equity in loss (earnings) of unconsolidated affiliate	2.8	(4.4)
Net pension expense	19.2	16.3
Contributions to pension plans	(14.4)	(11.6)
(Gain) loss on property retirements and lease exit costs, net	(0.5)	3.8
Increase in accrued claims and other liabilities	10.0	4.1
Amortization of deferred finance costs	1.2	1.3
Deferred income taxes	6.4	—
Other	(0.8)	2.2
Changes in working capital items:
Receivables	13.6	11.7
Inventories at FIFO cost	68.4	(34.2)
Prepaid expenses and other current assets	(43.4)	(38.4)
Income taxes	76.9	104.6
Payables and accruals	(449.9)	(320.7)
Payables related to third-party gift cards, net of receivables	(207.9)	(141.9)

Net cash flow (used) provided by operating activities	(41.2)	19.1

INVESTING ACTIVITIES
Cash paid for property additions	(373.1)	(385.9)
Proceeds from sale of property	13.0	10.1
Other	(10.6)	(15.9)

Net cash flow used by investing activities	(370.7)	(391.7)

FINANCING ACTIVITIES
Additions to short-term borrowings	130.0	—
Payments on short-term borrowings	(85.0)	—
Additions to long-term borrowings	449.0	402.8
Payments on long-term borrowings	(47.0)	(105.9)
Purchase of treasury stock	(74.1)	—
Dividends paid	(30.4)	(25.3)
Net proceeds from exercise of stock options	7.3	26.4
Excess tax benefit from exercise of stock options	0.4	3.2
Income tax refund related to prior years’ debt financing	2.8	4.5
Other	(0.1)	—

Net cash flow provided by financing activities	352.9	305.7

Effect of changes in exchange rate on cash	(1.9)	—
Decrease in cash and equivalents	(60.9)	(66.9)
CASH AND EQUIVALENTS
Beginning of period	277.8	216.6

End of period	$216.9	$149.7

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA

	12 Weeks Ended
	March 22, 2008	March 24, 2007
Cash capital expenditures	$373.1	$385.9
Stores opened	1	1
Stores closed	4	7
Lifestyle remodels completed	22	23
Stores at end of period	1,740	1,755
Square footage (in millions)	80.2	80.6
Fuel sales	$836.6	$650.6
Number of fuel stations at end of period	365	347

TABLE 2: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters March 22, 2008	A Year Ended December 29, 2007	B 12 Weeks Ended March 22, 2008	C 12 Weeks Ended March 24, 2007
Net income	$907.4	$888.4	$193.4	$174.4
Add (subtract):
Income taxes	535.0	515.2	123.6	103.8
Interest expense	383.8	388.9	84.5	89.6
Depreciation	1,087.4	1,071.2	251.9	235.7
LIFO expense	17.0	13.9	5.4	2.3
Stock option expense	51.3	48.4	14.0	11.1
Property impairment charges	34.0	27.1	12.9	6.0
Equity in (earnings) loss of unconsolidated affiliates	(1.5)	(8.7)	2.8	(4.4)
Dividend received from unconsolidated affiliate	8.9	8.9	—	—

Adjusted EBITDA	$3,023.3	$2,953.3	$688.5	$618.5

Total debt at March 22, 2008	$6,094.7
Less cash and equivalents in excess of $75.0 at March 22, 2008	141.9

Adjusted Debt	$5,952.8

Adjusted EBITDA as a multiple of interest expense	7.88 x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00 x
Adjusted Debt to Adjusted EBITDA	1.97 x
Maximum Adjusted Debt to Adjusted
EBITDA under bank credit agreement	3.50 x

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters March 22, 2008	A Year Ended December 29, 2007	B 12 Weeks Ended March 22, 2008	C 12 Weeks Ended March 24, 2007
Net cash flow provided (used) by operating activities	$2,130.2	$2,190.5	$(41.2)	$19.1
Add (subtract):
Income taxes	535.0	515.2	123.6	103.8
Interest expense	383.8	388.9	84.5	89.6
Amortization of deferred finance costs	(5.2)	(5.3)	(1.2)	(1.3)
Excess tax benefit from exercise of stock options	35.5	38.3	0.4	3.2
Deferred income taxes	(137.2)	(130.8)	(6.4)	—
Net pension expense	(75.0)	(72.1)	(19.2)	(16.3)
Contributions to pension plans	35.8	33.0	14.4	11.6
Accrued claims and other liabilities	(0.1)	5.8	(10.0)	(4.1)
Gain (loss) on property retirements and lease exit costs	46.6	42.3	0.5	(3.8)
Changes in working capital items	77.8	(45.6)	542.3	418.9
Other	(3.9)	(6.9)	0.8	(2.2)

Adjusted EBITDA	$3,023.3	$2,953.3	$688.5	$618.5

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW*

	12 Weeks Ended		Forecasted Range Fiscal 2008
	March 22, 2008	March 24, 2007
Net cash flow (used) provided by operating activities as reported	$(41.2)	$19.1
Decrease in payables related to third party gift cards, net of receivables	207.9	141.9

Net cash flow from operating activities, as adjusted	166.7	161.0	$2,220.0	$2,350.0
Net cash flow used by investing activities	(370.7)	(391.7)	(1,720.0)	(1,650.0)

Free cash flow	$(204.0)	$(230.7)	$500.0	$700.0

*	Excludes cash flow from payables related to third-party gift cards, net of receivables. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less Safeway’s commission, to card partners. Because this cash flow is temporary it is not available for other uses, and is therefore excluded from the company’s calculation of free cash flow.

TABLE 5: SAME-STORE SALES INCREASES

	First Quarter 2008
	Comparable- Store Sales Increases	Identical- Store Sales Increases*
As reported	4.7%	4.5%
Excluding fuel sales	3.1%	2.9%

*	Excludes replacement stores.